EXHIBIT 99.1

Vitran Reports 2013 Third Quarter Results

REMINDER:
Vitran management will conduct a conference call and webcast today:
November 1, at 10:00 a.m. ET
to discuss the Company's 2013 third quarter results
Conference call dial-in: 1-888-396-8049 or 416-764-8646 (International)
Live Webcast: www.vitran.com (select "Investor Relations")

TORONTO, Nov. 1, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a premier Canadian Less-Than-Truckload ("LTL") transportation firm, today announced its unaudited financial results for the third quarter of 2013 and the nine-month period ended September 30, 2013 (all figures reported in $U.S.).

Third quarter ended September 30, 2013 highlights:

  Successfully completed the sale of our U.S. LTL business unit, which closed on October 7, 2013
  Revenue increased 3.9% year-over-year adjusted for impact of foreign exchange
  Net income from continuing operations increased 90% year-over-year to $1.4 million or $0.09 per share
  Stand-alone Canadian LTL operating ratio ("OR") improved 30bps year-over-year to 93.1%
  Stand-alone Canadian LTL EBITDA increased 3.5% year-over-year and increased 16.1% to $10.6 million for the nine-month period year-over-year

Vitran reported revenue of $49.4 million in the third quarter of 2013 compared to $49.6 million in the third quarter of 2012. Adjusted for the impact of foreign exchange, Vitran's Canadian LTL revenue increased 3.9% in the comparable third quarters. Vitran recorded net income from continuing operations of $1.4 million, or $0.09 per basic and diluted share, for the quarter ended September 30, 2013 compared to net income from continuing operations of $0.7 million, or $0.04 per basic and diluted share, for the 2012 third quarter.

For the nine months ended September 30, 2013, Vitran reported revenue of $146.0 million compared to $143.5 million for the same period in 2012. Adjusted for the impact of foreign exchange, Vitran's Canadian LTL revenue increased 4.2% in the comparable nine month periods. Vitran recorded a net loss from continuing operations of $0.1 million, or $0.01 per basic and diluted share, for the nine-month period ended September 30, 2013 compared to a net loss of $0.1 million, which resulted in a nominal loss per basic and diluted share, in the comparable nine-month period in 2012. On a non-GAAP basis, the Company recorded adjusted income from continuing operations of $0.09 per share for the nine months ended September 30, 2013. The adjusted income from continuing operations excludes the impact of $1.7 million in severance costs associated with the departure of Vitran's previous President and Chief Executive Officer and a $0.4 million one-time write-off of deferred financing costs related to amending Vitran's senior credit facility for the sale of its SCO business in March 2013.

As previously announced on October 7, 2013, Vitran completed the sale of its U.S. LTL business. Vitran recorded a $49.7 million non-cash loss on the write-down to the estimated fair value of the business unit. The write-down and operating results of the business unit have been recorded as a discontinued operation. After the completion of the sale, the Company's balance sheet consists of approximately $18 million in cash and $49 million of long-term debt.

Vitran Interim President and Chief Executive Officer William Deluce stated, "The third quarter of 2013 was a very important time in Vitran's history, most notably was the divestiture of our U.S. LTL operations. Along with greatly improving the Company's financial position, the U.S. divestiture allows us to focus solely on our Canadian LTL operations, a business we believe has a very bright future."

"We are extremely pleased with the results of our Canadian LTL business, which grew revenue by 3.9% and generated $3.4 million in operating income, resulting in a 93.1% operating ratio. While we view these results as impressive, we are especially encouraged considering the challenges of a tepid operating environment in the Canadian market place and with the sale of our U.S. operations. We view these solid results as not only a testament to management's ability, but also as a reflection of the value proposition Vitran offers to its customers. We would like to thank each and every one of our 453 Canadian employees and our customers for their support during this time of transition."

"We are excited about the future of Vitran and our prospects for enhancing shareholder value. We believe Vitran offers customers a compelling value proposition through a broad range of service offerings, including intermodal, regional, transborder and expedited over-the-road service. Our asset-light operating structure gives us the ability to quickly adapt to changing market conditions while also generating capital returns well in excess of LTL industry norms."

"The Board of Directors' commitment to enhancing value for its shareholders remains unwavering. With the divestiture of the U.S. business, we are now in a better position to explore strategic alternatives including evaluating any proposals made to purchase Vitran and we continue to work with our financial advisor, Stephens Inc. in this process. Our immediate focus is on addressing our corporate overhead expenses, which were $1.2 million in the third quarter of 2013.  Given the divestiture of the U.S. business, we expect to reduce our corporate expenses, the degree of which could be material and is largely contingent on the outcome of our assessment of strategic alternatives," concluded Mr. Deluce.

Operating Results

For the 2013 third quarter, the Company posted income from operations in its Canadian LTL business, excluding expenses related to the corporate office, of $3.4 million compared to $3.3 million for the 2012 third quarter. Adjusting for the impact of foreign exchange, income from operations improved 9.5% in the quarter over the prior year quarter. EBITDA, excluding corporate expenses, for the three months ended September 30, 2013 was $4.2 million compared to $4.0 million in the third quarter of 2012.  The Canadian LTL business, excluding expenses related to the corporate office, posted an OR of 93.1% compared to 93.4% in the comparable period a year ago. For the nine months ended September 30, 2013, the Canadian LTL business, excluding expenses related to the corporate office, posted an OR of 94.3% compared to 95.2% in the prior year. EBITDA, excluding corporate expenses, for the nine months ended September 30, 2013 was $10.6 million compared to $9.1 million in the comparable period in 2012. Income from operations for the nine month period was $8.3 million compared to $6.8 million for the nine months ended September 30, 2012. Adjusting for the impact of foreign exchange, income from operations improved 24.1% in the nine month period ended September 30, 2013 compared to the previous year.

In the comparable third quarters, shipments increased 3.8% while tonnage decreased 2.5%.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the future of the Canadian LTL business and the reduction of expenses related to the corporate office, are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

This press release refers to operating ratio, EBITDA (earnings before interest, tax, depreciation and amortization ("EBITDA"), adjusted EBITDA and adjusted income from continuing operations which are non-GAAP financial measures that do not have any standardized meaning prescribed by GAAP. The Company's presentation of these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are intended to provide additional information to investors concerning the Company's performance.

(tables follow)

Vitran Corporation Inc.
Consolidated Balance Sheets
(in thousands of United States dollars, US GAAP)
(Unaudited)
	Sept 30, 2013	Dec 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 25,904	$ 233
Accounts receivable	21,406	17,988
Inventory, deposits and prepaid expenses	2,921	3,505
Income taxes recoverable	323	--
Current assets of discontinued operations	75,563	65,402
Deferred income taxes	89	92
	126,206	87,220

Property and equipment	49,835	53,365
Goodwill	5,388	5,579
Long-term assets of discontinued operations	--	92,370
	$ 181,429	$ 238,534
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$ 26,947	$ 24,008
Income taxes payable	--	554
Current liabilities of discontinued operations	75,563	59,810
Current portion of long-term debt	1,333	1,333
	103,843	85,705

Long-term debt	47,730	58,969
Deferred income taxes	999	1,175
Long-term liabilities of discontinued operations	--	43,028

Shareholders' equity:
Common shares	100,204	99,954
Additional paid-in capital	5,857	5,708
Accumulated deficit	(82,884)	(60,889)
Accumulated other comprehensive income	5,680	4,884
	28,857	49,657
	$ 181,429	$ 238,534

(Consolidated Statements of Income (Loss) follows)

Vitran Corporation Inc.
Consolidated Statements Of Income (Loss)
(Unaudited)
(in thousands of United States dollars except per share amounts, US GAAP)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenue	$ 49,373	$ 49,626	$ 146,036	$ 143,504
Operating expenses:
Salaries, wages and other employee benefits	6,637	6,396	21,446	18,693
Purchased transportation	17,018	17,814	50,659	52,004
Depreciation and amortization	769	784	2,372	2,331
Maintenance	1,898	2,241	6,078	7,640
Rents and leases	636	694	1,950	2,084
Owner operators	12,882	12,506	37,856	35,684
Fuel and fuel-related expenses	5,372	5,075	16,222	16,320
Other operating expenses	2,052	2,177	7,260	5,917
Other income	(78)	(30)	(262)	(41)
Total operating expenses	$ 47,186	$ 47,657	$ 143,581	$ 140,632

Income from continuing operations before the undernoted	2,187	1,969	2,455	2,872

Interest expense, net	(655)	(750)	(2,536)	(2,242)

Income (loss) from continuing operations before income taxes	1,532	1,219	(81)	630

Income tax expense	134	482	51	677

Net income (loss) from continuing operations	1,398	737	(132)	(47)

Discontinued operations, net of income taxes	(74,092)	(10,837)	(21,863)	(20,032)

Net loss	$ (72,694)	$ (10,100)	$ (21,995)	$ (20,079)

Basic and Diluted income (loss) per share:
Income (loss) from continuing operations	$ 0.09	$ 0.04	$ (0.01)	$ --
Discontinued operations loss	$ (4.51)	$ (0.66)	$ (1.33)	$ (1.23)
Net loss	$ (4.42)	$ (0.62)	$ (1.34)	$ (1.23)

Weighted average number of shares:
Basic	16,432,241	16,399,241	16,422,208	16,388,569
Diluted	16,432,241	16,399,241	16,422,208	16,388,569

(Consolidated Statements of Cash Flows follows)

Vitran Corporation Inc.
Consolidated Statements Of Cash Flows
(Unaudited, in thousands of United States dollars, US GAAP)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Cash provided by (used in):
Operations:
Net loss	$ (72,694)	$ (10,100)	$ (21,995)	$ (20,079)
Items not involving cash from operations:
Depreciation and amortization	769	784	2,372	2,331
Deferred income taxes	--	7	(178)	(38)
Share-based compensation expense	42	102	229	329
Gain on sale of property and equipment	(78)	(30)	(262)	(41)
Loss from discontinued operations	74,092	10,837	21,863	20,032
Change in non-cash working capital components	146	(125)	(1,001)	(1,971)
Continuing operations	2,277	1,475	1,028	563
Discontinued operations	(18,205)	(4,915)	(49,179)	(6,512)
	(15,928)	(3,440)	(48,151)	(5,949)
Investments:
Advance on sale of business	400	--	400	--
Proceeds from sale of business, net of cash divested	--	--	94,102	--
Purchase of property and equipment	(118)	(2,347)	(661)	(5,656)
Proceeds on sale of property and equipment	78	33	262	77
Continuing operations	360	(2,314)	94,103	(5,579)
Discontinued operations	1,490	(3,600)	1,181	(6,311)
	1,850	(5,914)	95,284	(11,890)

Financing:
Change in revolving credit facility and bank overdraft	--	2,021	(8,500)	2,121
Repayment of long-term debt	(274)	(243)	(843)	(726)
Repayment of capital leases	(41)	(41)	(123)	(126)
Financing costs	--	--	(121)	--
Issue of common shares upon exercise of stock options	--	--	170	151
Continuing operations	(315)	1,737	(9,417)	1,420
Discontinued operations	(1,674)	6,507	(12,492)	15,435
	(1,989)	8,244	(21,909)	16,855
Effect of foreign exchange translation on cash	736	(201)	447	(220)
Increase (decrease) in cash and cash equivalents	(15,331)	(1,311)	25,671	(1,204)
Cash and cash equivalents, beginning of period	41,235	1,311	233	1,204
Cash and cash equivalents, end of period	$ 25,904	$ --	$ 25,904	$ --

Change in non-cash working capital components:
Accounts receivable	$ (728)	$ (2,183)	$ (3,368)	$ (4,914)
Inventory, deposits and prepaid expenses	(208)	(174)	705	196
Income taxes recoverable/payable	(58)	58	(877)	(497)
Accounts payable and accrued liabilities	1,140	2,174	2,539	3,244
	$ 146	$ (125)	$ (1,001)	$ (1,971)

(additional financial information follows)

Supplementary Financial Information
(in thousands of United States dollars)
(Unaudited)

For the quarter ended September 30, 2013				For the quarter ended September 30, 2012
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 49,373	$ 3,416	93.1	LTL	$ 49,626	$ 3,264	93.4
Corporate and Other	$ --	$ (1,229)	--	Corporate and Other	$ --	$ (1,295)	--
Total	$ 49,373	$ 2,187	95.6	Total	$ 49,626	$ 1,969	96.0

For the nine months ended September 30, 2013				For the nine months ended September 30, 2012
	Revenue	Inc. from Operations	OR%		Revenue	Inc. from Operations	OR%
LTL	$ 146,036	$ 8,269	94.3	LTL	$ 143,504	$ 6,847	95.2
Corporate and Other	$ --	$ (5,814)	--	Corporate and Other	$ --	$ (3,975)	--
Total	$ 146,036	$ 2,455	98.3	Total	$ 143,504	$ 2,872	98.0

Statistical Information
(Unaudited)
For the quarter ended September 30, 2013
($U.S.)	Canadian LTL Division	Q. over Q. % Change
Revenue (000's)	$ 49,373	* 3.9%
No. of Shipments	230,826	3.8%
Weight (000's lbs)	424,393	(2.5%)
Revenue per shipment	$ 213.90	* 0.1%
Revenue per CWT	$ 11.63	* 6.6%

For the nine months ended September 30, 2013
($U.S.)	Canadian LTL Division	Y. over Y. % Change
Revenue (000's)	$ 146,036	* 4.2%
No. of Shipments	675,917	4.9%
Weight (000's lbs)	1,280,234	1.9%
Revenue per shipment	$ 216.06	* (0.7%)
Revenue per CWT	$ 11.41	* 2.2%

* All % changes have been normalized for the impact of foreign exchange fluctuation, period over period

Non-GAAP Measures

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income (loss) from continuing operations	$ 1,398	$ 737	$ (132)	$ (47)
Income taxes expense	134	482	51	677
Interest expense, net	655	750	2,536	2,242
Depreciation and amortization	769	784	2,372	2,331
EBITDA	2,956	2,753	4,827	5,203
Severance	--	--	1,738	--
Adjusted EBITDA	$ 2,956	$ 2,753	$ 6,565	$ 5,203

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Net income (loss) from continuing operations	$ 1,398	$ 737	$ (132)	$ (47)
Severance	--	--	1,738	--
Write-off of financing costs	--	--	350	--
Tax effect on normalizing adjustments	--	--	(554)	--
Adjusted net income (loss) from Continuing operations	$ 1,398	$ 737	$ 1,402	$ (47)

Weighted average shares outstanding:
Basic	16,432,241	16,399,241	16,422,208	16,388,569
Diluted	16,432,241	16,399,241	16,422,208	16,388,569

Basic and diluted net income (loss) per share from continuing operations	$ 0.09	$ 0.04	$ (0.01)	$ --
Adjusted basic and diluted income per share from continuing operations	$ 0.09	$ 0.04	$ 0.09	$ --

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Operating Ratio:

Consolidated
Total operating expenses	$ 47,186	$ 47,657	$ 143,581	$ 140,632
Revenue	49,373	49,626	146,036	143,504
Operating ratio	95.6%	96.0%	98.3%	98.0%

Canadian LTL
Total operating expenses	$ 45,957	$ 46,362	$ 137,767	$ 136,657
Revenue	49,373	49,626	146,036	143,504
Operating ratio	93.1%	93.4%	94.3%	95.2%
CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664